March 20, 1995



Dear Fellow Shareholder:

It is our pleasure to invite you to attend the 1995 Annual Meeting of Shareholders to be held on May 3, 1995, at 2:00 P.M., local time, in the Auditorium, College of Southern Idaho, 315 Falls Avenue, Twin Falls, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend and invite you to meet two new Directors.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Proxy Statement on the following pages. This year, you are asked to elect five Directors and to ratify the appointment of an independent auditor for the fiscal year ending December 31, 1995.

The utility industry is undergoing change, and our Company is changing as well to meet the challenges of a competitive future. Anticipating and responding to the competitive future is critical to our continued viability and will determine our success in increasing the value of your investment. We will share with you changes in the industry and discuss the rebuilding of our organization to provide exceptional customer service, new opportunities for our employees and long-term profitability for our investors.

YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE
REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR
COMPLETED PROXY IN THE ENCLOSED ENVELOPE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.

                                Sincerely,

       (Joseph W. Marshall)                 (L. R. Gunnoe)



        Joseph W. Marshall                   L. R. Gunnoe
   Chairman of the Board and CEO           President and COO

                                               March 20, 1995



Dear Fellow Shareholder:

It is our pleasure to invite you to attend the 1995 Annual Meeting of Shareholders to be held on May 3, 1995, at 2:00 P.M., local time, in the Auditorium, College of Southern Idaho, 315 Falls Avenue, Twin Falls, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend and invite you to meet two new Directors.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Proxy Statement on the following pages. This year, you are asked to elect five Directors and to ratify the appointment of an independent auditor for the fiscal year ending December 31, 1995.

The utility industry is undergoing change, and our Company is changing as well to meet the challenges of a competitive future. Anticipating and responding to the competitive future is critical to our continued viability and will determine our success in increasing the value of your investment. We will share with you changes in the industry and discuss the rebuilding of our organization to provide exceptional customer service, new opportunities for our employees and long-term profitability for our investors.

YOUR VOTE IS IMPORTANT. EMPLOYEES ARE THE SINGLE LARGEST HOLDER OF THE COMPANY'S COMMON STOCK. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.

                                Sincerely,

       (Joseph W. Marshall)                 (L. R. Gunnoe)



        Joseph W. Marshall                   L. R. Gunnoe
   Chairman of the Board and CEO           President and COO

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                MAY 3, 1995, AT TWIN FALLS, IDAHO



                                               March 20, 1995



TO THE SHAREHOLDERS OF IDAHO POWER COMPANY:

The Annual Meeting of Shareholders of Idaho Power Company will be held on May 3, 1995, at 2:00 P.M., local time, for the following purposes:

1.  to elect five Director nominees;
2. to ratify the selection of Deloitte & Touche LLP as independent auditor for the fiscal year ending
    December 31, 1995; and
3. to transact such other business that may properly come before the meeting.

Shareholders of record at the close of business on March 15, 1995, are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE RETURN YOUR PROXY PROMPTLY. It is important that you mark, sign, date and return the accompanying proxy, regardless of the size of your holdings, as promptly as possible. A self-addressed postage prepaid envelope is enclosed for you to return the proxy card. Any shareholder returning a proxy card who attends the meeting may vote in person by revoking that proxy prior to or at the meeting.



                           By Order of the Board of Directors
                           Robert W. Stahman
                           Corporate Secretary





       TO SHAREHOLDERS WHO RECEIVE MULTIPLE PROXIES
IF YOU OWN COMPANY STOCK (COMMON OR PREFERRED) OTHER THAN THE
SHARES SHOWN ON THE ENCLOSED PROXY, YOU WILL RECEIVE A PROXY
IN A SEPARATE ENVELOPE FOR EACH SUCH HOLDING.  PLEASE EXECUTE
AND RETURN EACH PROXY RECEIVED.

                      PROXY STATEMENT
                    Idaho Power Company
                  1221 West Idaho Street
                       P. O. Box 70
                   Boise, Idaho   83707



GENERAL

This Proxy Statement will first be sent to shareholders on or about March 20, 1995.

The Proxy Statement and accompanying proxy card(s) are furnished in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual
Meeting of Shareholders to be held on May 3, 1995, at 2:00
P.M., local time, in the Auditorium, College of Southern
Idaho, 315 Falls Avenue, Twin Falls, Idaho, and at any adjournments thereof.

The cost of soliciting proxies will be paid by the Company. Besides soliciting by mail, the Company may request the return of proxies personally or by telephone, telegraph or facsimile without extra compensation. Additionally, solicitation of proxies from brokers, banks, nominees and institutional investors will be made by Beacon Hill Partners, Inc., at a cost to the Company of approximately $3,500 plus out-of-pocket expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to beneficial owners.

VOTING

Shareholders representing a majority of the voting power must be represented at the meeting, in person or by proxy, to constitute a quorum for transacting business. Assuming a quorum is present, the affirmative vote by the holders of a majority of the shares represented at the Annual Meeting and entitled to vote will be required to act on the election of Directors and ratification of independent auditor. In accordance with the law of the State of Idaho, if a shareholder abstains on any matter, that shareholder's shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter.

If no direction is given by a shareholder, proxies received will be voted FOR Proposal 1, management's nominees for Directors, and FOR Proposal 2, ratification of the selection of Deloitte & Touche LLP as independent auditor for the year 1995.

The outstanding voting securities of the Company as of the record date for the meeting are as follows: 174,026 shares of 4% Preferred Stock, $100 par value, each share being entitled to twenty votes; 150,000 shares of 7.68% Series, Serial Preferred Stock, $100 par value, each share being entitled to one vote; and 37,612,351 shares of Common Stock, $2.50 par value, each share being entitled to one vote. The aggregate voting power of outstanding voting securities is 41,242,871 votes.

It is the policy of the Company that all proxy cards and ballots for shareholder meetings that identify shareholders, including employees, are to be kept secret, and no such document shall be available for examination nor shall the identity and vote of any shareholder be disclosed to the Company or to any third party. Proxy cards shall be returned in envelopes addressed to the independent tabulator who receives, inspects and tabulates the proxies. Individual voted proxies and ballots are not seen by nor reported to the Company except (i) as necessary to meet applicable legal requirements, (ii) to allow the independent election inspectors to certify the results of the shareholder vote,
(iii) in the event of a matter of significance where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission, or (iv) to respond to shareholders who have written comments on their proxies.

A proxy may be revoked at any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her proxy by oral notice at that time. Otherwise, revocation of a proxy must be mailed to the Corporate Secretary of the Company at P. O. Box 70, Boise, Idaho 83707, and received prior to the meeting.

The close of business on March 15, 1995, is the record date for determining shareholders entitled to notice of and to vote at the meeting.


                1.  ELECTION OF DIRECTORS

The Company's Restated Articles of Incorporation provide that the Directors of the Company be elected for three-year terms with approximately one-third of the Board of Directors to be elected at each Annual Meeting of Shareholders. The five Directors identified below are nominees for election at the 1995 Annual Meeting. Four Directors are to be elected for a term of three years. A fifth Director, Joseph W. Marshall, will stand for election to serve for a term of two years.
The Board of Directors has eliminated one directorship. To maintain the number of Directors in each of the three classes as nearly equal in number as may be, the Restated Articles of Incorporation call for the Board of Directors to apportion a decrease in the number of Directors among the three classes. With the change of Mr. Marshall's class, each class will have four Directors. All nominees are currently Directors of the Company.

Unless otherwise instructed proxies received will be voted in favor of the election of the Director nominees. While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for nominees selected by the Board of Directors.

                NOMINEES FOR ELECTION
                  TERMS EXPIRE 1998


ROBERT D. BOLINDER          Director and Executive Vice
                            President Corporate Planning and
Director since 1980         Development of Smith's Food &
                            Drug Centers, Inc. (since 1988);
Age 63                      President of Robert D. Bolinder
                            Associates; director of Hannaford
                            Bros. Co. Inc.


JON H. MILLER               Private Investor; formerly
                            President and Chief Operating
Director since 1988         Officer (1978-1990) and a
                            director (1977-1990) of Boise
Age 57                      Cascade Corporation; director of
                            Specialty Paperboard Corporation.


GENE C. ROSE                Former partner, now of counsel to
                            the law firm of Yturri, Rose,
Director since 1983         Burnham, Bentz & Helfrich.

Age 66


PHIL SOULEN                President of Soulen Livestock Co.;
                           President of Weiser Feed &
Director since 1971        Storage, Inc.; director of West
                           One Bancorp.
Age 65


                   NOMINEE FOR ELECTION
                    TERM EXPIRES 1997


JOSEPH W. MARSHALL           Chairman of the Board and Chief
                             Executive Officer of Idaho Power
Director since 1989          Company (1989 to present);
                             director of U. S. Bank of Idaho
Age 56                       (since 1992).


                     CONTINUING DIRECTORS
                      TERMS EXPIRE 1996

ROGER L. BREEZLEY            Private Investor and a director
                             of U.S. Bancorp; formerly
Director since 1993          Chairman of the Board
                             (1987-1994) and Chief Executive
Age 56                       Officer (1987-1993) of U.S.
                             Bancorp.


JOHN B. CARLEY               President (1984-present) and
                             Chief Operating Officer (since
Director since 1990          1990) and a director of
                             Albertson's, Inc (since 1979).
Age 61


JACK K. LEMLEY               Director of Lemley & Associates,
                             Inc. (since 1987) and a director
Director since March 1995    of American Ecology Corp.

Age 59


EVELYN LOVELESS              Chief Executive Officer (since
                             1992) and a director of Global,
Director since 1987          Inc.; director of Key Bank of
                             Idaho (since 1993); formerly
Age 61                       President of Global, Inc (1989-
                             1992).


                      CONTINUING DIRECTORS
                        TERMS EXPIRE 1997

LARRY R. GUNNOE              President and Chief Operating
                             Officer of Idaho Power Company
Director since 1990          (since 1990); formerly Vice
                             President - Distribution
Age 59                       (1988-1990).


PETER T. JOHNSON             Private Investor; former
                             Administrator of the Bonneville
Director since 1993          Power Administration
                             (1981-1986); director of
Age 62                       Standard Insurance Company.


PETER S. O'NEILL             President, O'Neill Enterprises
                             Inc. (since 1990); former
Director since March 1995    President of Columbia-
                             Willamette Development Co., a
Age 56                       subsidiary of Portland General
                             Corp. (1988-1990); director of
                             BMC West Corporation.

             MEETINGS OF THE BOARD AND COMMITTEES

The Board of Directors held six meetings during 1994. All incumbent Directors attended at least 75 percent of the total meetings of the Board of Directors and all committees of which they were members. The average attendance during 1994 at all meetings of the Board and all meetings of the Committees of the Board was 97 percent. Board committees, their membership during 1994 and a brief statement of their principal responsibilities are presented below.

Executive Committee
The Executive Committee, pursuant to the Company's By-laws, can exercise the authority of the full Board of Directors which may be lawfully delegated between meetings of the full Board in the management of the business affairs of the Company. It also acts as a nominating committee to review and make recommendations to the Board of Directors for Director candidates to fill Board vacancies and to select nominees for membership on Board committees. In addition, it considers shareholder nominees for the Board of Directors for whom written resumes are received prior to December 11 for the next year's annual meeting. Members of the Committee are Robert D. Bolinder (chairman), John B. Carley, Joseph W. Marshall, Jon H. Miller and Gene C. Rose. During 1994, the Executive Committee met three times.

Audit Committee
The function of the Audit Committee is to ascertain whether the Company books and records are being kept in accordance with sound accounting principles and applicable rules and regulations. In addition, it reviews other services provided by the independent auditor. The Committee also reviews the plans and activities of the Internal Audit Department. Members of the Committee are Gene C. Rose (chairman), Robert
D. Bolinder, Peter T. Johnson and George L. Coiner. During 1994, the Audit Committee met three times.

Compensation Committee
The purpose of the Compensation Committee is to assist the Board of Directors in discharging its duties and responsibilities regarding management of the Company's total compensation philosophy, total compensation programs for executives, senior managers and employees, and all other compensation-related matters which properly come before the Board of Directors. Members of the Committee are John B. Carley (chairman), Peter T. Johnson, Evelyn Loveless and Richard T. Norman. During 1994, the Compensation Committee met seven times.

Finance Committee
The Finance Committee has authority to authorize and approve the issuance and sale or contract for the sale of debt securities and/or the call for redemption of debt securities of the Company. Members of the Committee are Joseph W. Marshall (chairman), Robert D. Bolinder, John B. Carley and Jon H. Miller. During 1994, the Finance Committee did not meet.

Investment Committee
The Investment Committee's function is to approve investment guidelines for the pension fund managers and to meet with and evaluate the performance of each fund manager. Members of the Committee are Jon H. Miller (chairman), Roger L. Breezley, James A. McClure, Phil Soulen and Larry R. Gunnoe. During 1994, the Investment Committee met three times.

                 TRANSACTIONS WITH MANAGEMENT

For more than 30 years, the law firm of Yturri, Rose, Burnham, Bentz & Helfrich has represented the Company from time to time in legal proceedings in the State of Oregon including regulatory matters before the Public Utility Commission of Oregon. In 1994, the law firm was paid $51,284 for legal services. Gene C. Rose, a Director, is of counsel to the firm.

In 1991, the Company entered into a contract with the consulting firm of McClure, Gerard & Neuenschwander, Inc., to advise the Company from time to time on certain federal legislative and agency matters. In 1994, the firm was paid $83,770 for such services. The law firm of Givens, Pursley & Huntley also represents the Company from time to time on various matters. In 1994, the law firm was paid $54,687 for legal services. James A. McClure, a Director who retired in December of last year, is president of the Washington, D. C., consulting firm, and is of counsel in the Givens, Pursley law firm.

           2.  RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT AUDITOR

At the meeting, the shareholders will be asked to ratify the selection by the Board of Directors of Deloitte & Touche LLP as the firm of independent public accountants to audit the financial statements of the Company for the fiscal year 1995. This firm has conducted consolidated annual audits of the Company for many years and is one of the world's largest firms of independent certified public accountants. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have an opportunity to make a statement and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR
Deloitte & Touche LLP as Independent Auditor.


                   3.  OTHER BUSINESS

Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. In addition, they have not been informed that any other matter will be presented to the meeting by others. If any other business comes before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

At the meeting, management will report on the Company's business, and shareholders will have an opportunity to ask questions.

     SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following information sets forth the number of shares beneficially owned on March 1, 1995, by the Directors and nominees, by those Executive Officers named in the Summary
Compensation Table and by the Directors and Executive
Officers of the Company as a group:

                                                 AMOUNT OF           PERCENT
TITLE OF CLASS   NAME OF BENEFICIAL OWNER  BENEFICIAL OWNERSHIP(1)  OF CLASS*
Common Stock        Robert D. Bolinder                   877             *
Common Stock        Roger L. Breezley                    539             *
Common Stock        John B. Carley                     2,326             *
Common Stock        Larry R. Gunnoe                   18,236             *
Common Stock        Peter T. Johnson                   2,000             *
Common Stock        Jack K. Lemley                     1,500             *
Common Stock        Evelyn Loveless                    1,008             *
Common Stock        Joseph W. Marshall                19,876             *
Common Stock        Jon H. Miller                        500             *
Common Stock        Peter S. O'Neill                       0             *
Common Stock        Gene C. Rose                       2,095             *
Common Stock        Phil Soulen                        5,771             *
Common Stock        Douglas H. Jackson                16,207             *
Common Stock        J. LaMont Keen                     7,590             *
Common Stock        Jan B. Packwood                   12,065             *
Common Stock        All present Directors and
                    Executive Officers
                    as a group (19 persons)          129,544           .34
Preferred Stock     All present Directors and
                    Executive Officers as a group
                   (19 persons)                           89          .051
______________
*Less than 1 percent.
(1)Includes shares of Common Stock subject to forfeiture and restrictions on transfer issued pursuant to the 1994 Restricted Stock Plan for officers and executives of the Company.

All Directors and Executive Officers have voting and investment power for the shares held by them including shares owned through the Employee Savings Plan and the Dividend
Reinvestment and Stock Purchase Plan.

Based solely upon a review of Company records and copies of reports on Forms 3, 4 and 5 furnished to the Company or written representations that no reports on Form 5 were required, the Company believes that during 1994 all persons subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, filed the required reports on a timely basis except Mr. Soulen, who filed a late report in February of 1995 for a 1989 transaction.


      COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

             REPORT OF COMPENSATION COMMITTEE
                OF THE BOARD OF DIRECTORS
                ON EXECUTIVE COMPENSATION

GENERAL

The Compensation Committee (Committee) of the Board of Directors administers the Company's executive compensation program. As such, the Committee is responsible for recommending (1) the compensation philosophy, (2) executive compensation plans that support the philosophy, and (3) the appropriate levels of compensation for Executive Officers. The Committee is composed of four independent, non-employee Directors. Following the development of recommendations by the Compensation Committee, all issues related to executive compensation are submitted to the full Board of Directors for approval. The Board approved, without modification, all executive compensation recommendations of the Committee for 1994.

EXECUTIVE OFFICER COMPENSATION PHILOSOPHY

The compensation philosophy for Executive Officers is consistent with the compensation philosophy the Company has adopted for all employees. The Company's compensation program is designed to:

1. manage employee compensation as an investment with the expectation employees will contribute to the Company's financial performance, its environmental record and public reputation in the territory it serves and help provide a positive return to shareholders;

2. be competitive with respect to those companies in the markets in which we compete for employees, allowing the Company to successfully attract and retain the qualified employees necessary for long-term success;

3. recognize individuals for their demonstrated ability to perform their position responsibilities; and

4. balance total compensation with the Company's ability to pay.

EXECUTIVE OFFICER 1994 COMPENSATION

Salary ranges for Executive Officers are reviewed annually and are supported by salary comparisons with similar positions in electric utilities throughout the United States with annual revenues ranging from $300 million to $600 million. The competitive point for executive compensation for 1994 was targeted near the median of the salary levels for executive officers of these utilities. Actual compensation of individual Executive Officers is based upon their levels of responsibility, experience in their positions, prior experience, breadth of knowledge and job performance. The electric utility group utilized by the Committee to compare Executive Officer salaries is different from the EEI 100 Electric Utilities Index group utilized by the Company to compare the financial performance of the Company with a nationally recognized industry standard. The Committee believed that, for 1994, it was more appropriate to compare Executive Officer salaries with electric utilities of comparable revenues than with all electric utilities regardless of size as represented in the EEI Electric Utilities Index.

In November of 1993, the Committee recommended adjustments to the 1994 salary ranges for the Executive Officer group based on the annual Executive Officer compensation review referenced above. Because Executive Officer salaries remained low versus the comparison group, salary adjustments for 1994 were higher, averaging approximately 10 percent, to move them nearer (but slightly below) the median of the comparison group. The Committee considered each of the factors discussed above but did not assign a formal weighting for each factor. During 1994, the Executive Officers received only base salary compensation. The Company did not have an incentive compensation plan for officers in 1994.

The Company has no policy regarding the deductibility of qualifying compensation paid to Executive Officers under
Section 162(m) of the Internal Revenue Code.

CEO 1994 COMPENSATION

Mr. Marshall became Chief Executive Officer of the Company in 1989. In January of 1994, Mr. Marshall was granted a salary increase of approximately 11 percent. The competitiveness of Mr. Marshall's salary is reviewed annually based upon comparisons with salaries of chief executive officers of comparable utilities with annual revenues ranging from $300 million to $600 million. The competitive point for Mr. Marshall's salary is targeted near the median of this comparison. The actual 1994 salary adjustment for Mr. Marshall is based on the level of his responsibilities, the depth of his experience, his job performance and the overall competitive level of his current compensation based on the annual Executive Officer compensation review referenced above and was near the median of salary levels for chief executive officers of the comparison utility group. The Committee considered each of these factors but did not assign a formal weighting for each factor. During 1994, Mr. Marshall received only base salary compensation. The Company did not have an incentive plan for the Chief Executive Officer in 1994.

FUTURE PLANS

During 1994, the Committee, assisted by its executive compensation consultant, completed its review of the Company's executive total compensation (base salary, annual and long-term incentives and retirement) program.
Based upon the results of this study, the Committee recommended and the Board approved several modifications to the executive total compensation program. The executive total compensation program as modified is consistent with the Executive Officer Compensation Philosophy and has been implemented in 1995. The revised executive total compensation program includes (1) the selection of a different competitive market of comparable utilities with annual revenues ranging from $500 million to $700 million,
(2) an executive annual incentive program, (3) an equity-based long-term incentive program (the 1994
Restricted Stock Plan), and (4) a restructuring of the Security Plan for Senior Management Employees (a non-qualified deferred compensation program).

For 1995, the Committee has selected comparable utilities with annual revenues ranging from $500 million to $700 million as the competitive market for executive officer total compensation. This competitive market was selected by the Committee because it is more representative of the Company's revenues, size and complexity.

The Executive Annual Incentive Plan was implemented January 1, 1995. This program ties a portion of each executive's compensation to achieving annual operational and financial goals. These goals were designed to promote safety, control capital expenditures, control operation and maintenance expenses and increase annual earnings per share.

The 1994 Restricted Stock Plan ("Plan"), approved by shareholders at the May 1994 Annual Meeting, was implemented in January 1995 as an equity-based long-term incentive plan. The performance-based grant approach and administrative guidelines for the Plan were developed by the Committee during 1994. The first grant under the Plan was made to all officers in January 1995. For the first grant, the Committee has selected a three-year restricted period beginning January 1, 1995, through December 31, 1997, with a single financial performance goal of Cumulative Earnings Per Share ("CEPS"). To receive a final share award, each officer must be employed by the Company, as an officer, during the entire restricted period, and the Company must achieve the CEPS performance goal established by the Board of Directors.

At the direction of the Committee, the Company's Security Plan for Senior Management Employees was restructured to align plan benefits with similar programs in other companies. The plan, as redesigned, sets a targeted retirement percentage of the executive's final average pay. The target percentage is determined based on the number of years the executive performs at a senior level in the Company. The maximum retirement target percentage including the Security Plan for Senior Management Employees and qualified Retirement Plan benefits is 75 percent of the executive's final average pay. This requires 30 years of Company service, with 25 years at a senior management level. The actual retirement compensation for each executive will be determined by developing the executive's target retirement percentage, applying it to the executive's final average pay and offsetting this amount by the executive's qualified Retirement Plan benefit.



             John B. Carley, Chairman       Evelyn Loveless
             Peter T. Johnson               Richard T. Norman

                                          SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                                                         AWARDS           PAYOUTS

                                                     OTHER                   SECURITIES               ALL
                                                     ANNUAL     RESTRICTED   UNDERLYING              OTHER
                                                     COMPEN-      STOCK       OPTIONS/     LTIP      COMPEN-
     NAME AND                      SALARY   BONUS   SATION(1)    AWARD(S)       SARs      PAYOUTS   SATION(2)
PRINCIPAL POSITION         YEAR     ($)      ($)       ($)         ($)          (#)         ($)        ($)
__________________         ____   _______   _____   _________   __________   __________   _______   _________

Joseph W. Marshall         1994   350,000     0         -           0            0           0       $6,000
 Chairman of the Board     1993   315,000     0         -           0            0           0       $9,434
 and Chief Executive       1992   300,000     0         -           0            0           0       $8,500
 Officer

Larry R. Gunnoe            1994   220,000     0         -           0            0           0       $6,000
 President and             1993   185,000     0         -           0            0           0       $7,400
 Chief Operating Officer   1992   174,000     0         -           0            0           0       $6,670

Jan B. Packwood            1994   149,000     0         -           0            0           0       $5,960
 Vice President-           1993   134,000     0         -           0            0           0       $2,624
 Power Supply              1992   124,000     0         -           0            0           0       $3,513

Douglas H. Jackson         1994   145,000     0         -           0            0           0       $5,800
 Vice President-           1993   130,000     0         -           0            0           0       $5,200
 Distribution              1992   120,333     0         -           0            0           0       $4,612

J. LaMont Keen             1994   141,000     0         -           0            0           0       $5,640
 Vice President            1993   127,000     0         -           0            0           0       $5,080
 and Chief                 1992   121,667     0         -           0            0           0       $4,660
 Financial Officer
_____________

(1) The aggregate value of perks/personal benefits for each named Executive Officer is substantially less than the minimum disclosure requirements.

(2) Represents the Company's contribution to the Employee Savings Plan (401-k plan).

                    DIRECTOR COMPENSATION

Directors who are not employees of the Company receive $600 for each Board meeting and for each committee meeting attended. In addition, non-employee Directors who are chairmen of Board committees receive $1,200 per month; other non-employee Directors receive $1,000 per month. The Company permits Directors to defer all or a portion of any retainers and meeting fees under a deferred compensation plan. Under the plan, at retirement Directors may elect to receive one lump-sum payment of all amounts deferred with interest, or a series of up to 10 equal annual payments, depending upon the specific deferral arrangement. A special account is maintained on the Company's books showing the amounts deferred and the interest accrued thereon. The Directors participate in a non-qualified deferred compensation plan (a non-qualified defined benefit plan for Directors) that is financed by life insurance on the participants and provides, upon retirement from the Board, for the payment of $17,500 per year for a period of 15 years.

                    PERFORMANCE GRAPH

The table shows a Comparison of Five-Year Cumulative Total Shareholder Return for Idaho Power Company Common Stock, the S&P 500 Index and the Edison Electric Institute (EEI) 100 Electric Utilities Index. In last year's proxy statement, the Company used the Salomon Brothers 100 Electric Utilities Index as its peer group index. Because Salomon Brothers has changed the index, reducing the number of utilities to 65, the Company has elected to use the Edison Electric Institute 100 Utility Index as a replacement. As required by the Securities and Exchange Commission, data from both the EEI Index and what was the Salomon Brothers 100 Index are shown for comparison purposes. The data assumes that $100 was invested on December 31, 1989, with beginning-of-period weighting of the peer group indices (based on market capitalization) and monthly compounding of returns. During three of the last five years, the Company continued to experience a period of prolonged drought conditions which dramatically reduced hydroelectric generation and hampered financial performance.

                                          EEI 100           Salomon Bros. 100
      Idaho Power     S & P 500     Electric Utilities     Electric Utilities

1989     100.00        100.00              100.00                100.00
1990      94.39         96.89              101.37                101.17
1991     113.22        126.42              130.64                131.34
1992     116.15        136.05              140.59                141.14
1993     136.33        149.76              156.22                156.99
1994     113.39        151.74              138.14                137.67

                    RETIREMENT BENEFITS

The following table sets forth the estimated annual retirement benefits payable under the Company's Retirement Plan (a qualified defined benefit pension plan for all regular employees), under the Company's Security Plan for Senior Management Employees (a non-qualified defined benefit plan for senior management employees) and under the Company's Supplemental Employee Retirement Plan (a non-qualified plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits):

                               PENSION PLAN TABLE
REMUNERATION                          YEARS OF SERVICE
_____________________________________________________________________________

                      15        20         25        30        35       40
$ 75,000          $ 45,000  $ 48,750  $ 52,500  $ 56,250  $ 56,250  $ 56,250
$100,000          $ 60,000  $ 65,000  $ 70,000  $ 75,000  $ 75,000  $ 75,000
$125,000          $ 75,000  $ 81,250  $ 87,500  $ 93,750  $ 93,750  $ 93,750
$150,000          $ 90,000  $ 97,500  $105,000  $112,500  $112,500  $112,500
$175,000          $105,000  $113,750  $122,500  $131,250  $131,250  $131,250
$200,000          $120,000  $130,000  $140,000  $150,000  $150,000  $150,000
$225,000          $135,000  $146,250  $157,500  $168,750  $168,750  $168,750
$250,000          $150,000  $162,500  $175,000  $187,500  $187,500  $187,500
$275,000          $165,000  $178,750  $192,500  $206,250  $206,250  $206,250
$300,000          $180,000  $195,000  $210,000  $225,000  $225,000  $225,000
$325,000          $195,000  $211,250  $227,500  $243,750  $243,750  $243,750
$350,000          $210,000  $227,500  $245,000  $262,500  $262,500  $262,500
$375,000          $225,000  $243,750  $262,500  $281,250  $281,250  $281,250
$400,000          $240,000  $260,000  $280,000  $300,000  $300,000  $300,000
$450,000          $270,000  $292,500  $315,000  $337,500  $337,500  $337,500
$500,000          $300,000  $325,000  $350,000  $375,000  $375,000  $375,000

Benefits under the Retirement Plan for senior management employees at normal retirement age are calculated on years of credited service using the average of the highest five consecutive years' salaries (as reported in the Summary Compensation Table) in the last 10 years before retirement. Benefits under the Security Plan for Senior Management Employees are based upon a similar average of the highest five consecutive years of total cash compensation in the last 10 years before retirement, a normal retirement age of 62 years, years of participation as a senior management employee, and are payable over the participant's lifetime. Generally, total retirement benefits from the Retirement Plan and Security Plan for Senior Management Employees will range from 60 percent to 75 percent of the participant's average total compensation in the highest five consecutive years in the last 10 years of employment. The Security Plan is financed by life insurance on the participants and is designed so that if assumptions made as to mortality expectation, policy dividends and other factors are realized, the Company will recover the cost of this plan. The Company has a Supplemental Employee Retirement Plan (a non-qualified plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits) (SERP). Mr. Marshall, Chairman of the Board and Chief Executive
Officer, and Mr. Gunnoe, President and Chief Operating Officer, are the only employees currently eligible for benefits under the SERP. Benefits payable from the Retirement Plan, the Security Plan and from the SERP are included in the table above. Benefits shown above are not subject to any deduction for Social Security benefits or other offset amounts.

As of December 31, 1994, the final five-year average salaries under the Retirement Plan for the five Executive Officers named in the Summary Compensation Table are: Mr. Marshall, $296,000; Mr. Gunnoe, $173,400; Mr. Packwood, $124,000; Mr.
Jackson, $116,333; and Mr. Keen, $114,067. Years of credited service under the Retirement Plan and years of participation as a senior management employee are, respectively: Mr. Marshall, 25, 18; Mr. Gunnoe, 26, 19; Mr. Packwood, 25, 18; Mr. Jackson, 38, 18; and Mr. Keen, 21, 12.


                      ANNUAL REPORT

The Company's 1994 annual report to shareholders, including financial statements for 1992, 1993 and 1994, was mailed on or about March 13, 1995, to all shareholders of record, and copies have been mailed to all persons becoming shareholders of record up to and including the stock record date for the meeting.

                  SHAREHOLDER PROPOSALS

Any proposal which a shareholder intends to present for action at the Company's 1996 Annual Meeting must be received by the Corporate Secretary of the Company at the Company's general office by 5:00 P. M. on or before November 21, 1995, if it is to be considered for inclusion in the Proxy Statement and proxy card(s) for the Annual Meeting of Shareholders.

It is requested that each shareholder who cannot attend the meeting send in his or her proxy or proxies without delay.

                            PROXY
                     IDAHO POWER COMPANY
                ANNUAL MEETING OF SHAREHOLDERS
                         MAY 3, 1995

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PROPERLY EXECUTED PROXIES WILL BE VOTED AS MARKED AND, IF NOT
MARKED, WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES
LISTED IN THE ACCOMPANYING PROXY STATEMENT AND "FOR" PROPOSAL
(2) ON THE REVERSE.

The undersigned hereby appoints Joseph W. Marshall and Robert
W. Stahman, and each of them, proxies with full power of substitution to vote for the undersigned at the Annual Meeting of Shareholders of Idaho Power Company, and at any adjournments thereof, on the matters set forth in the Proxy Statement and such other matters as may come before the meeting; and hereby directs that this proxy be voted in accordance with the instructions herein.

PLEASE DATE, SIGN AND PROMPTLY MAIL IN THE SELF-ADDRESSED
RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE
UNITED STATES.  PERSONS SIGNING IN REPRESENTATIVE CAPACITY
SHOULD INDICATE AS SUCH.  IF SHARES ARE HELD JOINTLY, BOTH
OWNERS SHOULD SIGN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS
REGARDING:

(1) ELECTION OF DIRECTORS: ROBERT D. BOLINDER, JON H. MILLER,
GENE C. ROSE, PHIL SOULEN, JOSEPH W. MARSHALL

         FOR                           WITHHOLD
All nominees listed above / /  Authority to vote for      / /
(except as marked to the       all nominees listed above
contrary to the right)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

_________________________________________________________

(2) Proposal to ratify the selection of Deloitte & Touche LLP as Independent Auditor

          FOR / /    AGAINST / /    ABSTAIN / /

If you wish to have any comments forwarded to the Company, you must mark this box and then write your comments on the reverse side of this form. / /


______________     ___________     PLEASE MARK ALL CHOICES
ACCOUNT NUMBER       SHARES        LIKE THIS /X/

SIGNATURE _________________________     DATE __________

SIGNATURE _________________________     DATE __________